Exhibit 23.2

KPMG LLP
811 Main Street
Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-3 of ProFrac Holding Corp. of our report dated March 22, 2023, with respect to the consolidated financial statements of Flotek Industries, Inc., which report appears in the Form 10-K of ProFrac Holding Corp. dated March 10, 2025, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

October 3, 2025